Exhibit 99.2

L Brands, Inc.

NOTICE OF GUARANTEED DELIVERY

$1,000,000,000 Aggregate Principal Amount of

6.875% Senior Notes Due 2035 Issued on October 30, 2015

in Exchange for 6.875% Senior Notes Due 2035

That Have Been Registered Under the

Securities Act of 1933

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [●] [●], 2016, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

This form, or one substantially equivalent hereto, must be used by a holder to accept the exchange offer of L Brands, Inc., a Delaware corporation (the “Company”), and to tender 6.875% Senior Notes Due 2035 issued on October 30, 2015 (the “Old Notes”) to the exchange agent pursuant to the guaranteed delivery procedures described in “The Exchange Offer—How to Tender—Guaranteed Delivery Procedures” of the prospectus of the Company, dated [●] [●], 2016 (the “Prospectus”), and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the exchange agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the exchange offer. Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

The Exchange Agent for the Exchange Offer is:

The Bank of New York Mellon Trust Company, N.A

By Registered or Certified Mail

or Overnight Courier:

The Bank of New York Mellon Corporation

Corporate Trust Operations

Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Allissa Overton

By Mail: The Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 111 Sanders Creek Parkway East Syracuse, NY 13057 Attn: Allissa Overton	By Hand in New York: The Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 111 Sanders Creek Parkway East Syracuse, NY 13057 Attn: Allissa Overton

By Facsimile Transmission: (for Eligible Institutions Only) Fax: (732) 667-9408 Confirm by Telephone: (315) 414-3362

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

The undersigned hereby tenders the Old Notes listed below:

Certificate Number(s) (if known) of Old Notes or Account Number at the Book Entry Transfer Facility	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered

PLEASE SIGN AND COMPLETE

Name(s) of Record Holder(s):

Address(es):

Area Code and Telephone Number(s):

Signature(s):

Dated                     , 2016

This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the exchange agent of the Letter of Transmittal (or facsimile thereof), together with the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the exchange agent’s account at the book-entry transfer facility as described in the Prospectus under the caption “The Exchange Offer—How to Tender—Book-Entry Transfer” and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that a failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone Number:

Name:

Title:

(Please Type or Print)

Dated                     , 2016

DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the exchange agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the exchange agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the exchange agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the exchange offer.